                    NON-COMPETITION AND CONSULTING AGREEMENT


         THIS NON-COMPETITION AND CONSULTING AGREEMENT ("Agreement"), made the ______ day of ____________, 1998, by and among Gary Cino (the "Selling Shareholder") and Dollar Tree Stores, Inc., a Virginia corporation ("Parent") and its wholly-owned subsidiary Dollar Tree West, Inc., a California corporation ("Sub") (Parent and its direct and indirect subsidiaries, including Sub, are referred to hereinafter as "Dollar Tree").

                              W I T N E S S E T H:

         WHEREAS, Selling Shareholder owns _____________________ percentage of all the issued and outstanding shares of stock of Step Ahead Investments, Inc., a California corporation ("SAI"); and

         WHEREAS, concurrently herewith and pursuant to the Merger Agreement dated July 22, 1998, ("Merger Agreement"), Sub will be merged with and into SAI with SAI as the surviving corporation (the "Merger").

         WHEREAS, concurrently herewith and pursuant to the Merger Agreement, all of the issued and outstanding stock of SAI will be converted into shares of common stock of Parent.

         WHEREAS, Selling Shareholder acknowledges that (i) SAI directly or indirectly operates stores, offices and distribution facilities under the name Step Ahead Investments and the tradenames "98(cent) Clearance Center" and "Clearance 98(cent) Centers" engaged in the retail and wholesale distribution of variety merchandise (the "Business"); (ii) the Business is conducted in the United States; (iii) the operation of the Business by SAI has given Selling Shareholder access to trade secrets of and confidential information relating to, the Business; and

         WHEREAS, the parties hereto agree that Selling Shareholder and Selling Shareholder's affiliates shall not compete (as described herein) with Dollar Tree for a certain period of time subsequent to the Effective Time as defined in the Merger Agreement in accordance with the terms and conditions set forth herein; and

         WHEREAS, as a fundamental condition to the consummation of the Merger, the Selling Shareholder has agreed to enter into this Agreement, which is designed to ensure Dollar Tree receives the value of the Merger; and

         WHEREAS, Selling Shareholder further acknowledges Dollar Tree may suffer irreparable damage should Selling Shareholder breach this Agreement; and

         WHEREAS, Selling Shareholder has knowledge and skills that are highly valuable to Dollar Tree; and

         WHEREAS, Dollar Tree desires to retain the services of Selling Shareholder as an independent consultant and Selling Shareholder desires to be so engaged by Dollar Tree.

         NOW, THEREFORE, in consideration of good and valuable consideration described above and the covenants hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged by Selling Shareholder, and for the grant of 150,000 options to purchase the stock of Parent pursuant to the terms of a separate option agreement, it is agreed as follows:

         1.       ENGAGEMENT AS CONSULTANT
                  ------------------------
                  Dollar Tree hereby engages Selling Shareholder as an independent consultant to advise Dollar Tree on various business matters for the one year period subsequent to the Effective Time. Selling Shareholder shall consult with the president of Parent ("President") as often as the President may reasonably require and shall travel to Parent's headquarters up to four times during the one year consulting period at such times as the President may reasonably require. Selling Shareholder shall travel elsewhere within the United States as necessary to provide consulting services as often as the President may reasonably require. The cost of such travel and related out-of-pocket expenses shall be borne by Dollar Tree. Selling Shareholder agrees to devote his knowledge and skills to providing consulting services to Dollar Tree and acknowledges the consideration provided for in this Agreement includes all compensation to be paid to him for providing such services. Selling Shareholder shall provide, at his own expense, any office and support staff as he may need to perform such services.


         2.       NON-COMPETITION COVENANT.
                  -------------------------

                  The Selling Shareholder acknowledges (i) as a founder, director, officer and principal shareholder of SAI, he has been instrumental in the Business of SAI and its success and (ii) has been


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                              Non-Competition and Consulting Agreement -- Page 2
privy to and had access to the offices, personnel, technology, confidential and proprietary information of SAI.

                  2.1 Selling Shareholder agrees, during the period ending five years from the Effective Time ("Restricted Period"), neither Selling Shareholder nor any affiliate of Selling Shareholder shall conduct any of the following activities described in Sections 2.1.1, 2.1.2, and 2.1.3:

                           2.1.1    engage in Restricted Activities within the
Restricted Area (as defined below); or

                           2.1.2    operate or promote within the Restricted
Area a store using (or at least a 500 square foot area within a store dedicated to) a single price point retail concept selling goods at a single price point at or below $2.00; or

                           2.1.3    operate any variety, clearance, or close-out
retail store in the same shopping center as any retail location of SAI existing as of the Effective Time or, in the case of an existing store of SAI not in a shopping center, within one-quarter mile of such retail location.

                  2.2 Selling Shareholder agrees that, at no time after the Effective Time for so long as Dollar Tree or its successors carry on the Business, shall Selling Shareholder or Selling Shareholder's Affiliates operate any business (a) under the names or names similar to "98(cent) Clearance Center," "Clearance 98(cent) Centers," "Everything 98(cent) ... or less," or "Step Ahead Investments"; (b) advertise or promote outside or within a store using the terms, or terms similar to "Everything 98(cent)," 98(cent) Clearance Centers," and "Clearance 98(cent) Centers"; or (c) under any name containing the words "98(cent)," "Tree," or "Super Dollar," including their plurals.

                  2.3 As used in this Agreement, the following terms have the following meanings:

                           2.3.1    a.      While Selling Shareholder is a
resident of California, "Restricted Area" shall mean all counties and cities in the States of California and Nevada in which SAI, as of the Effective Time, carries on the Business. The covenant not to compete in the Restricted Area shall be construed as a series of separate covenants with regard to such city or county in the States of California and in Nevada.

                                    b.      If Selling Shareholder ceases to be
a resident of California, immediately upon Selling Shareholder's changes of residency, "Restricted Area" shall mean each state in which either Dollar Tree or SAI, as of the Effective Time, has a store or otherwise carries on the Business. The covenant not to compete in the Restricted Area shall be viewed as a series of separate covenants with regard to each state where either Dollar Tree or SAI carries on the Business.


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                              Non-Competition and Consulting Agreement -- Page 3

                           2.3.2    "Restricted Activities" means the operation
of (i) a wholesale merchandise business that supplies stores of the type described in clause (ii) hereof, or (ii) any store engaged in the retail sale of goods (e.g., toys, health and beauty aids, food, books, party goods, stationery, hardware, housewares, jewelry, hair products, crafts, pet supplies, etc.) where at least eighty percent (80%) of such goods are sold at or below $2.00.

                           2.3.3    A "shopping center" means a group of at
least six (6) retail shops organized in a strip or mall configuration (but not necessarily in attached or adjacent buildings) sharing common parking areas and having the same landlord or leasing agent.

                  2.4      Selling Shareholder agrees that the restrictions in
Section 2 are reasonable and necessary to protect the value of Dollar Tree, including the good will associated therewith, and do not unduly restrict Selling Shareholder's ability to earn a livelihood.

         3. NO SOLICITATION AND NO HIRE OF EMPLOYEES. Unless the parties hereto otherwise agree, Selling Shareholder agrees that from July 22, 1998 until the end of the Restricted Period, Selling Shareholder has not and shall not, directly or indirectly, hire or attempt to hire any employee of Dollar Tree or SAI, or solicit, induce, or attempt to solicit or induce (other than through newspaper classified advertisements) any employee of Dollar Tree or SAI to leave his or her job for any reason whatsoever without the written consent of Dollar Tree. Dollar Tree agrees to Selling Shareholder hiring J. Phillpott and Tamara Skeens for any activity other than a Restricted
Activity. For purposes of this paragraph, an "employee" shall mean, as of any given date, anyone who has been an employee of Dollar Tree or SAI or any affiliate at any time during the four (4) month period prior to such date.

         4. RETURN OF PROPERTY. All property, materials, memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of SAI or its affiliates relating to or useful in the operation of the Business, are and shall be SAI's property ("Property") and all such Property that is confidential or that SAI does not have copies of shall be delivered to SAI at or prior to the Effective Time; provided, however, Selling Shareholder shall be allowed to retain copies of such Property necessary for Selling Shareholder to prepare, compute or support Selling Shareholder's tax returns or tax liabilities.

         5. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Selling Shareholder shall not, without the prior written approval of Dollar Tree, at any time copy, reproduce, disclose or divulge to any third party, use or permit others to use any confidential information of SAI or Dollar Tree (including financial information, sources of supplies and materials, prospective and existing expansion programs, joint ventures and affiliate agreements, business systems and marketing methods, and all business affairs). During the Restricted Period, Selling Shareholder shall keep secret and retain in strictest confidence, and shall not use for the benefit of Selling Shareholder, Selling Shareholder's affiliate, or others, all confidential matters of the Business or of Dollar Tree,


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                              Non-Competition and Consulting Agreement -- Page 4
including trade secrets, details of supplier contracts, lease provisions and terms, operational methods and marketing plans or strategies. Notwithstanding the foregoing, nothing herein contained shall preclude Selling Shareholder from using the confidential information described in this Section 5 in the operation of or in the leasing of any real property or the operation of any business in connection with a business not coming within the definition of Restricted Activities or for other personal use, so long as such use does not conflict with any provision of this Agreement. This Section 5 shall not apply if (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information is or becomes publicly available through no fault of Selling Shareholder or Selling Shareholder's Affiliates, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the closing under the Merger Agreement, or (c) the furnishing or use of such information is required by legal proceedings.

         6. COOPERATION. Selling Shareholder agrees to cooperate in any reasonable manner with any reasonable requests by Dollar Tree from time to time to verify compliance with the provisions of this Agreement, provided, however, Dollar Tree shall reimburse Selling Shareholder for Selling Shareholder's reasonable out-of-pocket costs in complying with such request.

         7.       AFFILIATES.
                  -----------
                  7.1. Selling Shareholder agrees that the restrictions contained in Sections 2, 3, 4 and 5 above shall apply to any direct or indirect activities of Selling Shareholder whether conducted as (i) an individual, (ii) a partner (limited or otherwise) or joint venturer with any other person or entity, (iii) an employee, agent or representative of any other person or entity, (iv) as an officer, director or shareholder of any corporation (other than the ownership of less than 5% of the interests in a publicly traded entity), or (v) as a member or manager of any limited liability company (other than the ownership of less than 5% of the interests in a publicly traded entity).

                  7.2. As used herein, the term "affiliate" with respect to any person shall mean any person or entity which controls such person, which that person controls, or which is under common control with that person. In the case of Selling Shareholder, the term "affiliate" shall include the spouse, sibling, or lineal descendant or ancestor of Selling Shareholder, a trust for the benefit of any of the preceding, or any corporation, partnership, joint venture, or other entity which the Selling Shareholder, the spouse, sibling, or lineal descendant or ancestor of Selling Shareholder, or a trust for the benefit of any of the preceding, controls. For purposes of the preceding sentences, the term "control" means the power, direct or indirect through one or more intermediaries, to direct or cause to the direction of the management and policies of a person or entity through voting securities, contract, or otherwise.

         8. INJUNCTION; REMEDIES. The Selling Shareholder acknowledges that Dollar Tree shall have no adequate remedy at law and that irreparable injury may result to Dollar Tree in the event Selling Shareholder violates or breaches any of the above agreements, covenants, or


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                              Non-Competition and Consulting Agreement -- Page 5
restrictions. Therefore, it is hereby agreed that upon any breach of any of the above covenants, agreements, or restrictions, Dollar Tree shall be entitled, in addition to any other remedies available, to an injunction to restrain the violation or breach of any of the terms of such covenants, agreements, or restrictions by Selling Shareholder, and that no bond shall be required in procuring any such injunction. In addition, if any party files suit to enforce its rights under this Agreement and prevails, the other party agrees to reimburse the prevailing party for all reasonable costs and fees, including any reasonable attorney's fees the prevailing party incurs. The court shall determine who is the prevailing party for purposes of the preceding sentence.
The foregoing remedies for breach of this Agreement are cumulative and not exclusive of any other remedies Dollar Tree may have at law or in equity in the event of breach.

         9.       ENFORCEABILITY.
                  ---------------
                  9.1 Selling Shareholder has examined this Agreement in detail, understands the nature of the burdens imposed by this Agreement, and is entering into this Agreement on Selling Shareholder's own volition. Selling Shareholder has been encouraged by Dollar Tree to have this Agreement reviewed by Selling Shareholder's independent legal counsel and has had adequate opportunity to do so. Selling Shareholder agrees that the restrictions, covenants and agreements contained in this Agreement are (i) reasonable in all respects (including, without limitation, geographic area and duration), (ii) necessary to protect the value of Dollar Tree, and (iii) are not unduly harsh upon Selling Shareholder's ability to earn a livelihood. Selling Shareholder represents that upon careful review, Selling Shareholder knows of no reason why any agreement, covenant, or restriction contained in this Agreement is not reasonable and enforceable.

                  9.2 If any provision of this Agreement shall be found by any arbitration panel or court of competent jurisdiction to be invalid or unenforceable, such provision shall be replaced by such panel or court by a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision and, as modified, shall be enforced as any other provision hereof, all other provisions continuing in full force and effect to the maximum extent possible. The enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10. NON-DISPARAGEMENT. From and after the execution of this Agreement, the Selling Shareholder shall not make any material public statement, representation or communication of any sort, whether oral, in writing, or by any other medium, which disparages Dollar Tree, its directors, officers, shareholders, partners, employees, products, services or financial condition.

         11. NO DEFENSE. The existence of any claim or cause of action of the Selling Shareholder against Dollar Tree, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by Dollar Tree of the restrictions, covenants and agreements contained herein.


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                              Non-Competition and Consulting Agreement -- Page 6

         12. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of Selling Shareholder and Dollar Tree at any time.

         13. WAIVER OF COMPLIANCE; CONSENTS. Any failure of the Selling Shareholder to comply with any obligation, covenant, agreement or condition herein may be waived only by a writing signed by Dollar Tree only and such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         14. NOTICES. All claims, notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon receipt when delivered by hand or sent by overnight delivery by a nationally recognized private courier, (ii) upon receipt for notices delivered by facsimile or (iii) three (3) business days after being mailed, first class, certified mail, return receipt requested, with postage prepaid:

                  14.1     If to the Selling Shareholder, to:

                           [Insert address]




                           with a required copy to:

                           Latham & Watkins
                           505 Montgomery Street, Suite 1900
                           San Francisco, California 94111
                           Attention: Tracy Edmonson, Esquire
                           Telecopier: 415-395-8095

or to such other person or address as any of the Selling Shareholder shall furnish to Dollar Tree.

                  14.2     If to Dollar Tree to:

                           Dollar Tree Stores, Inc.
                           500 Volvo Parkway
                           Chesapeake, Virginia 23320
                           Attention: Mr. H. Ray Compton
                           Telecopier:  757-321-5111


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in each case with a required copy to:

                           William A. Old, Jr., Esquire
                           Hofheimer Nusbaum, P.C.
                           1700 Dominion Tower
                           999 Waterside Drive
                           Norfolk, Virginia  23510
                           Telecopier: 757-629-0660

or to such other person or address as Dollar Tree shall furnish to the Selling Shareholder.

         15. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and any subsidiaries of Dollar Tree and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         16. GOVERNING LAW. While Selling Shareholder is a resident of California, the Agreement shall be governed by the internal laws of the State of California, and the Courts of the State of California and the United States District Court for the Eastern District of California shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with, or by reason of this Agreement. If Selling Shareholder ceases to be a resident of California, immediately upon Selling Shareholder's change of residency, this Agreement shall be governed by the internal laws of the Commonwealth of Virginia, and the Circuit Court of the City of Norfolk and the United States District Court, Eastern District of Virginia, Norfolk Division, shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with, or by reason of this Agreement. The parties hereby consent to the jurisdiction of such courts.

         17. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Dollar Tree and Selling Shareholder agree that at least two (2) completely executed counterparts of this Agreement shall be delivered to Dollar Tree and at least two (2) completely executed counterparts of this Agreement shall be delivered to Selling Shareholder.

         18. HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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                              Non-Competition and Consulting Agreement -- Page 8

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         19.      ENTIRE AGREEMENT. This Agreement embodies the entire
agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties.

         20. CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation.

         21. RIGHTS OF THIRD PARTIES. Nothing in this Agreement shall be construed as giving any person, firm, corporation, or other entity, other than the parties who are signatory hereto and their respective successors and permitted assigns, any right, remedy, or claim under or in respect of this Agreement or any provision hereof.

                  IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement under their hand and seal as of the date first hereinabove set forth.




                                                ------------------------------
                                                [Name]
                                                Selling Shareholder


                                                DOLLAR TREE STORES, INC.


                                                By       _______________________
                                                         Name:
                                                         Title:


                                                DOLLAR TREE WEST, INC.


                                                By       _______________________
                                                         Name:
                                                         Title:


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                             Non-Competition and Consulting Agreement -- Page 9

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State of ____________________
City/County of ______________

         The foregoing instrument was acknowledged before me this ___ day of ___________, 1998, by ______________________________, as Selling Shareholder.


                                           -------------------------------------
                                           Notary Public
My commission expires:
-------------------



Commonwealth of Virginia
City of ________________

         The foregoing instrument was acknowledged before me this ___ day of ____________, 1998, by ________________________, as ___________________ of
Dollar Tree Stores, Inc., a Virginia corporation, on behalf of such corporation and as ___________________ of Dollar Tree West, Inc., a California corporation, on behalf of such corporation.


                                          --------------------------------------
                                          Notary Public
My commission expires:
--------------------


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                             Non-Competition and Consulting Agreement -- Page 10